UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

_______________________________

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.   Other Events.

Swisher Hygiene Inc. (the "Company") is filing this Current Report on Form 8-K for the purpose of updating its stockholders on events, through the date of this report, relating to the civil suit filed against the Company, certain of the Company’s current and former officers and directors, and Ecolab Inc. ("Ecolab") in the State of Illinois action captioned, Paul Berger v. Swisher Hygiene Inc. et al. (Case No. 2015 CH 13325), Circuit Court of Cook County, Illinois Chancery Division (the "Berger litigation").

On November 17, 2016, the Court granted Defendants’ motions to dismiss the Berger litigation and granted Plaintiff leave to amend its complaint with respect to claims against Ecolab.
On December 15, 2016, Plaintiff filed an amended complaint against Ecolab and the Company as a Nominal Defendant, captioned Paul Berger on behalf of himself and all others similarly situated v. Ecolab Inc. as Defendant, and Swisher Hygiene Inc. as Nominal Defendant (Case No. 2015 CH 13325) (the "Amended Complaint"). In the Amended Complaint, Plaintiff asserts a direct claim against Ecolab, stating that it aided and abetted the Company's directors in breaching their fiduciary duties by approving the sale of the Company assets to Ecolab and issuing a misleading Proxy Statement. In addition, Plaintiff asserts a derivative claim against Ecolab, purportedly on behalf of the Company as nominal defendant, for alleged fraudulent transfer of assets, arising out of the same facts. Plaintiff seeks (1) a determination that the action is a class action; (2) a declaration that the Company's directors breached their fiduciary duties and that Ecolab aided and abetted such purported breaches of fiduciary duty; (3) rescission of the transfer of assets; (4) avoidance of the transfer of assets pursuant to the Fraudulent Transfers Act; (5) an award of damages, interest, attorneys’ fees, expert fees and costs; and (6) the grant of such other relief as the Court may find just and proper.
On February 10, 2017, Ecolab and the Company filed motions to dismiss the Amended Complaint, which motions are currently pending. Plaintiff’s right to appeal the Court’s adverse rulings issued on November 17, 2016 are stayed until a final appealable ruling on the motions to dismiss the Amended Complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: February 28, 2017	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary